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                                                                    Exhibit 23.3



                                                              September 29, 2003



Board of Directors
Bank Mutual Bancorp, MHC
Bank Mutual Corporation
4949 West Brown Deer Road
Milwaukee, Wisconsin 53223

Members of the Boards of Directors:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion and in the Form S-1 Registration Statements, including a registration statement for additional shares, and any amendments thereto, for Bank Mutual Corporation. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Bank Mutual Corporation.


                                              Sincerely,

                                              RP FINANCIAL, LC.

                                              /s/ Gregory E. Dunn

                                              Senior Vice President